Exhibit 10.13

TENON MEDICAL, INC.

COMMON STOCK PURCHASE AGREEMENT

This Common Stock Purchase Agreement (the “Agreement”) is made and entered into as of May 19th, 2021, by and among Tenon Medical, Inc., a Delaware corporation (the “Company”), and SpineSource, Inc., a Missouri corporation having a place of business at 17826 Edison Avenue, Chesterfield, MO 63005 (the “Purchaser”). Each of the Purchaser and the Company is a “party” to this Agreement.

Recital

Whereas, the Company and the Purchaser are parties to an Exclusive Sales Representative Agreement dated as of April 27, 2020, as amended (the “Sales Representative Agreement”);

Whereas, the Company wishes to modify and restate the Sales Representative Agreement,

Whereas, the Purchaser is willing to modify the Sales Representative Agreement for certain good and valuable consideration, including, but not limited to, the issuance to Purchaser by the Company of the Shares, as defined below.

Whereas, the Company has authorized the issuance of 107,513 shares of its common stock, par value $0.001 per share to the Purchaser (the “Shares”);

Whereas, the Purchaser desires to receive the Shares on the terms and conditions set forth herein; and

Whereas, the Company desires to issue the Shares to the Purchaser on the terms and conditions set forth herein.

Agreement

Now, Therefore, in consideration of the foregoing recitals and the mutual promises, representations, warranties, and covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.	AGREEMENT TO SELL AND PURCHASE.

1.1       Authorization of Shares. The Company has authorized the issuance and delivery to the Purchaser of the Shares.

1.2       Sale and Purchase. Subject to the terms and conditions hereof, at the Closing (as hereinafter defined) the Company hereby agrees to issue and deliver to the Purchaser and the Purchaser agrees to purchase from the Company the Shares. At the Closing, the Parties agree that the Shares have a value of no greater than $0.50 per share.

2.	Closing, Delivery And Payment.

2.1       Closing. The closing of the issuance and delivery of the Shares under this Agreement (the “Initial Closing”) shall take place on the date hereof remotely via the exchange of electronic documents and signatures, or at such other time or place as the Company and the Purchaser may mutually agree (such date is hereinafter referred to as the “Closing Date”).

2.2       Delivery; Consideration. At or promptly following the Closing, subject to the terms and conditions hereof, the Company will deliver to the Purchaser a certificate representing the number of Shares to be acquired at the Closing by the Purchaser, against execution of the Restated Sales Representative Agreement.

3.	Representations And Warranties Of The Company.

The Company hereby represents and warrants to Purchaser that, except as set forth on the Disclosure Schedule attached as Exhibit C to this Agreement, which exceptions shall be deemed to be part of the representations and warranties made hereunder, the following representations are true and complete as of the date of the applicable Closing, except as otherwise indicated. The Disclosure Schedule shall be arranged in sections corresponding to the numbered and lettered sections contained in this Section 3, and the disclosures in any section of the Disclosure Schedule shall qualify other sections in this Section 3 only to the extent it is readily apparent from a reading of the disclosure that such disclosure is applicable to such other sections.

3.1       Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has all requisite corporate power and authority to own and operate its properties and assets, to execute and deliver this Agreement and all other documents, instruments or agreements entered in connection herewith or therewith, each, as amended or otherwise modified from time to time, and all modifications, renewals, replacements, extensions and rearrangements thereof and substitutions and replacements therefor (collectively, the “Transaction Documents”), to issue and deliver the Shares and to carry out the provisions of the Transaction Documents and to carry on the Company’s business as presently conducted and as presently proposed to be conducted. The Company is duly qualified and is authorized to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so would not have a material adverse effect on the assets, conditions, affairs or prospects of the Company, financially or otherwise.

3.2       Capitalization.

(a)       The authorized capital stock of the Company, immediately prior to the Closing, consists of 7,000,000 shares of Common Stock, par value of $0.001, 1,660,000 shares of which are issued and outstanding; and 2,460,802, shares of Preferred Stock, par value of $0.001, 491,212 of which are issued and outstanding immediately prior to the Initial Closing. The Company has reserved 1,325,031 shares of Common Stock for issuance to officers, directors, employees and consultants of the Company pursuant to its 2012 Stock Incentive Plan, duly adopted by the Board of Directors and approved by the Company stockholders (the “Stock Plan”). Of such reserved shares of Common Stock, 984,574 shares have been issued pursuant to standard stock option agreements in accordance with the Stock Plan.

(b)       Other than as set forth on the Capitalization Table reflected in the attached Exhibit B (the “Cap Table”), there are no outstanding convertible securities or notes, options, warrants, rights (including conversion or preemptive rights and rights of first refusal), proxy or stockholder agreements, or agreements of any kind for the purchase or acquisition from the Company of any of its securities, or any stockholder agreements with stockholder rights including but not limited to co-sale rights, preemptive rights, drag-along rights, rights of first refusal or similar rights. If, after the date hereof, any such Common Stockholder agreement is consummated, then the Purchaser shall have the right to be a party thereto, and be afforded any such Common Stockholder rights applicable to all Common stockholders.

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(c)       All issued and outstanding shares of the Company’s capital stock (i) have been duly authorized and validly issued to the persons listed on the Cap Table hereto and are fully paid and nonassessable, and (ii) were issued in compliance with all applicable state and federal laws concerning the issuance of securities.

(d)       When issued in compliance with the provisions of this Agreement, the Shares will be validly issued, fully paid and nonassessable, and will be free of any liens or encumbrances; provided, however, that the Shares may be subject to restrictions on transfer under state and/or federal securities laws as set forth herein or as otherwise required by such laws at the time a transfer is proposed.

3.3       Authorization; Binding Obligations. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization of the Transaction Documents, the performance of all obligations of the Company under the Transaction Documents at the Closing and the authorization, sale, issuance and delivery of the Shares pursuant hereto has been taken. The Transaction Documents, when executed and delivered, will be valid and binding obligations of the Company enforceable in accordance with their terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights and (b) general principles of equity that restrict the availability of equitable remedies.

3.4       Compliance with Other Instruments. The Company is not in violation or default of any term of its organizational documents, including its certificate of incorporation, or of any provision of any material mortgage, indenture, contract, agreement, instrument or contract to which it is party or by which it is bound or of any judgment, decree, order or writ or to its knowledge, of any provision of any federal or state statute, rule or regulation applicable to the Company. The execution, delivery, and performance of and compliance with the Transaction Documents, and the issuance and sale of the Shares pursuant hereto, will not, with or without the passage of time or giving of notice, result in any such violation, or be in conflict with or constitute a default under any such term, or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company or the suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to the Company, its business or operations or any of its assets or properties or cause the acceleration of any payments owed to third parties.

3.5       Compliance with Laws; Permits. The Company is not in violation of any applicable statute, rule, regulation, order or restriction of any domestic or foreign government or any instrumentality or agency thereof in respect of the conduct of its business or the ownership of its properties which violation could materially and adversely affect the business, assets, liabilities, financial condition, operations or prospects of the Company. No governmental orders, permissions, consents, approvals or authorizations are required to be obtained and no registrations or declarations are required to be filed in connection with the execution and delivery of the Transaction Documents or the issuance of the Shares, except such as have been duly and validly obtained or filed, or with respect to any filings that must be made after the Closing, as will be filed in a timely manner.

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3.6       Litigation. There is no claim, action, suit, proceeding, arbitration, complaint, charge or investigation pending or to the Company’s knowledge, currently threatened in writing (i) against the Company or any officer, or director of the Company; or (ii) to the Company’s knowledge, that questions the validity of the Transaction Agreements or the right of the Company to enter into them, or to consummate the transactions contemplated by the Transaction Agreements; or (iii) to the Company’s knowledge, that would reasonably be expected to have, either individually or in the aggregate, a material adverse effect. Neither the Company nor, to the Company’s knowledge, any of its officers, or directors is a party or is named as subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality (in the case of officers, or directors, such as would affect the Company). There is no action, suit, proceeding or investigation by the Company pending or which the Company intends to initiate. The foregoing includes, without limitation, actions, suits, proceedings or investigations pending or threatened in writing (or any basis therefor known to the Company) involving the prior employment of any of the Company’s employees, their services provided in connection with the Company’s business, any information or techniques allegedly proprietary to any of their former employers or their obligations under any agreements with prior employers.

3.7       Subsidiaries. The Company does not currently own or control, directly or indirectly, any interest in any other corporation, partnership, trust, joint venture, limited liability company, association, or other business entity. The Company is not a participant in any joint venture, partnership or similar arrangement.

3.8       Insurance. The Company has in full force and effect insurance policies concerning such casualties as would be reasonable and customary for companies like the Company, with extended coverage, sufficient in amount (subject to reasonable deductions) to allow it to replace any of its material properties that might be damaged or destroyed.

3.9       Permits. The Company has all franchises, permits, licenses and any similar authority necessary for the conduct of its business, the lack of which could reasonably be expected to have a Material Adverse Effect. The Company is not in default in any material respect under any of such franchises, permits, licenses or other similar authority.

3.10       FDA Approvals. The Company possesses all permits, licenses, registrations, certificates, authorizations, orders and approvals from the appropriate federal, state or foreign regulatory authorities necessary to conduct its business as now conducted, including all such permits, licenses, registrations, certificates, authorizations, orders and approvals required by the FDA or any other federal, state or foreign agencies or bodies engaged in the regulation of drugs, pharmaceuticals, medical devices or biohazardous materials. The Company has not received any notice of proceedings relating to the suspension, modification, revocation or cancellation of any such permit, license, registration, certificate, authorization, order or approval. Neither the Company nor, to the Company’s knowledge, any officer, employee or agent of the Company has been convicted of any crime or engaged in any conduct that has previously caused or would reasonably be expected to result in (A) disqualification or debarment by the FDA under 21 U.S.C. Sections 335(a) or (b), or any similar law, rule or regulation of any other governmental entities, (B) debarment, suspension, or exclusion under any federal healthcare programs or by the General Services Administration, or (C) exclusion under 42 U.S.C. Section 1320a-7 or any similar law, rule or regulation of any governmental entities. Neither the Company nor any of its officers, employees, or, to the Company’s knowledge, any of its contractors or agents is the subject of any pending or threatened investigation by FDA pursuant to its “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities” policy as stated at 56 Fed. Reg. 46191 (September 10, 1991) (the “FDA Application Integrity Policy”) and any amendments thereto, or by any other similar governmental entity pursuant to any similar policy. Neither the Company nor any of its officers, employees, contractors, and agents has committed any act, made any statement or failed to make any statement that would reasonably be expected to provide a basis for FDA to invoke the FDA Application Integrity Policy or for any similar governmental entity to invoke a similar policy. Neither the Company nor any of its officers, employees, or to the Company’s knowledge, any of its contractors or agents has made any materially false statements on, or material omissions from, any notifications, applications, approvals, reports and other submissions to FDA or any similar governmental entity.

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3.11       Offering Valid. Assuming the accuracy of the representations and warranties of the Purchaser contained in Section 4 hereof, the offer, sale and issuance of the Shares will be exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) and will be registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws. Neither the Company nor any agent on its behalf has solicited or will solicit any offers to sell or has offered to sell or will offer to sell all or any part of the Shares to any person or persons so as to bring the sale of such Shares by the Company within the registration provisions of the Securities Act or any state securities laws.

4.	Representations And Warranties Of Purchaser.

Purchaser hereby represents and warrants to the Company, as follows:

4.1       Requisite Power and Authority. Purchaser has all necessary power and authority to execute and deliver this Agreement and the other Transaction Documents and to carry out their provisions. All action on Purchaser’s part required for the lawful execution and delivery of this Agreement and the other Transaction Documents has been taken. Upon their execution and delivery, this Agreement and the other Transaction Documents will be valid and binding obligations of Purchaser, enforceable in accordance with their terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights and (b) as limited by general principles of equity that restrict the availability of equitable remedies.

4.2       Investment Representations. Purchaser understands that the Shares have not been registered under the Securities Act. Purchaser also understands that the Shares are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon Purchaser’s representations contained in the Agreement. Purchaser hereby represents and warrants as follows:

(a)       No Assurances. Purchaser represents that none of the following has been represented, guaranteed or warranted to Purchaser by the Company and/or its officers, directors, agents, employees or affiliates or any other person, expressly or by implication: (1) the length of time that Purchaser shall be required to remain as the owner of the Shares; (2) the profit to be realized, if any, as a result of investment in the Company; or (3) the past performance or experience of the Company’s officers, directors, agents, employees, affiliates or of any other person, can be interpreted in any way to predict results of the ownership of Shares.

(b)       Purchaser Bears Economic Risk. Purchaser has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company so that the Purchaser is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests. Purchaser must bear the economic risk of this investment indefinitely unless the Shares are registered pursuant to the Securities Act, or an exemption from registration is available. Purchaser understands that the Company has no present intention of registering the Shares or any shares of its Common Stock. Purchaser also understands that there is no assurance that any exemption from registration under the Securities Act will be available and that, even if available, such exemption may not allow Purchaser to transfer all or any portion of the Shares under the circumstances, in the amounts or at the times Purchaser might propose.

(c)       Acquisition for Own Account. Purchaser is acquiring the Shares for Purchaser’s own account for investment only, and not with a view towards their distribution.

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(d)       Purchaser Can Protect Its Interest. Purchaser represents that by reason of its, or of its management’s, business or financial experience, Purchaser has the capacity to protect its own interests in connection with the transactions contemplated in this Agreement, and the other Transaction Documents. Purchaser has adequate means of providing for current needs and has no need for liquidity in the investment in the Company and can afford a complete loss of an investment in the Shares. Purchaser represents that Purchaser’s financial commitment to all investments (including Purchaser’s investment in the Company and other investments that are not readily marketable) is reasonable in relationship to Purchaser’s net worth. Purchaser’s investment in the Shares does not exceed 10% of Purchaser’s net worth. Further, Purchaser is aware of no publication of any advertisement in connection with the transactions contemplated in the Agreement and Purchaser has not seen or received any general advertisement or general solicitation with respect to the sale of the Shares.

(e)       Risks. Purchaser recognizes that investment in the Company involves substantial risks, including those referred to below, and has taken full cognizance of and understands all of the risks related to the purchase of Shares including but not limited to the fact Purchaser may lose his or her entire investment.

(f)       Accredited Investor. Purchaser represents that it is an accredited investor within the meaning of Regulation D under the Securities Act.

(g)       Company Information. Purchaser has had an opportunity to discuss the Company’s business, management and financial affairs with directors, officers and management of the Company and has had the opportunity to review the Company’s operations and facilities. Purchaser has also had the opportunity to ask questions of and receive answers from, the Company and its management regarding the terms and conditions of this investment. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 4 hereof or the right of the Purchaser to rely thereon.

(h)       Rule 144. Purchaser acknowledges and agrees that the Shares are “restricted securities” as defined in Rule 144 promulgated under the Securities Act as in effect from time to time and must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Purchaser has been advised or is aware of the provisions of Rule 144, which permits limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things: the availability of certain current public information about the Company, the resale occurring following the required holding period under Rule 144 and the number of shares being sold during any three-month period not exceeding specified limitations.

(i)       Residence. If Purchaser is an individual, then Purchaser resides in the state or province identified in the address of Purchaser set forth on Exhibit A; if Purchaser is a partnership, corporation, limited liability company or other entity, then the office or offices of Purchaser in which its investment decision was made is located at the address or addresses of Purchaser set forth on Exhibit A.

(j) Transfer Restrictions. Purchaser acknowledges and agrees that the Shares are subject to restrictions on transfer as set forth in the bylaws of the Company.

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Lock-Up Period. The Purchaser hereby agrees that it will not, without the prior written consent of the managing underwriter, during the period commencing on the date of the final prospectus relating to the registration by the Company of shares of its Common Stock or any other equity securities under the Securities Act, on a registration statement on Form S-1 or Form S-3, and ending on the date specified by the managing underwriter (such period not to exceed one hundred eighty (180) days in the case of the IPO), (i) lend; offer; pledge; sell; contract to sell; sell any option or contract to purchase; purchase any option or contract to sell; grant any option, right, or warrant to purchase; or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable (directly or indirectly) for Common Stock held immediately before the effective date of the registration statement for such offering or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or other securities, in cash, or otherwise. The Purchaser further agrees to execute such agreements as may be reasonably requested by the underwriters in connection with such registration that are consistent with this provision or that are necessary to give further effect thereto.

(k)       Tax Consequences. Purchaser confirms that neither the officers of the Company nor any of its affiliates or agents have made any representation or warranties or statements concerning tax consequences that may arise in connection with his/her investment in the Company.

5.	Antidilution.

Notwithstanding anything to the contrary herein, the Company and the Purchaser agree that the Shares acquired hereby by the Purchaser are intended to equal 3% of the Fully Diluted Capitalization (defined below), and the Purchaser’s ownership percentage shall remain at 3% of the Fully Diluted Capitalization through the completion of a Qualified IPO (as defined in the Company’s Amended and Restated Certificate of Incorporation, on the date hereof). For avoidance of doubt and for purposes of clarification, if Purchaser’s ownership percentage ever falls below 3% of the Fully Diluted Capitalization after the date hereof (“Antidilution Adjustment Trigger”), then the Company shall immediately issue to Purchaser additional Shares to the extent that Purchaser’s ownership equals 3% of the Company’s Fully Diluted Capitalization as of such time. Purchaser shall not be required to make any payment as a result of the issuance of additional Shares pursuant to the Antidilution Adjustment Trigger. Any additional Shares subject to the Antidilution Adjustment Trigger shall be reflected on Schedule A, attached hereto, and the Company shall deliver to the Purchaser a certificate representing the number of additional shares subject to the Antidilution Adjustment Trigger. “Fully-Diluted Capitalization” means, at any given time, the sum of (a) the number of shares of capital stock actually outstanding at such time, plus (b) the number of shares of capital stock reserved for issuance at such time under stock option or other equity incentive plans approved by the Board, including, without limitation the Stock Plan, regardless of whether the shares of capital stock are actually subject to outstanding options at such time or whether any outstanding options are actually exercisable at such time, plus (c) the number of shares of capital stock issuable upon conversion, exercise or exchange of convertible securities actually outstanding at such time.

6.	Miscellaneous.

6.1       Governing Law. This Agreement shall be governed by and construed under the laws of the State of Delaware in all respects as such laws are applied to agreements among Delaware residents entered into and performed entirely within Delaware. THE PARTIES TO THIS AGREEMENT HEREBY WAIVE THEIR RIGHT TO A TRIAL BY JURY WITH RESPECT TO DISPUTES ARISING UNDER THIS AGREEMENT AND THE RELATED AGREEMENTS AND CONSENT TO A BENCH TRIAL WITH THE APPROPRIATE JUDGE ACTING AS THE FINDER OF FACT.

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6.2       Survival. The representations, warranties, covenants and agreements made herein shall survive the closing of the transactions contemplated hereby. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company pursuant hereto in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Company hereunder solely as of the date of such certificate or instrument. The representations, warranties, covenants and obligations of the Company, and the rights and remedies that may be exercised by the Purchaser, shall not be limited or otherwise affected by or as a result of any information furnished to, or any investigation made by or knowledge of, the Purchaser or any of their representatives.

6.3       Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon the parties hereto and their respective successors, assigns, heirs, executors and administrators and shall inure to the benefit of and be enforceable by each person who shall be a holder of the Shares from time to time; provided, however, that prior to the receipt by the Company of adequate written notice of the transfer of any Shares specifying the full name and address of the transferee, the Company may deem and treat the person listed as the holder of such Shares in its records as the absolute owner and holder of such Shares for all purposes.

6.4       Entire Agreement. This Agreement, the Exhibits and Schedules hereto, the other Transaction Documents and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any oral or written representations, warranties, covenants and agreements except as specifically set forth herein and therein. Each party expressly represents and warrants that it is not relying on any oral or written representations, warranties, covenants or agreements outside of this Agreement and the other Transaction Documents.

6.5       Severability. In the event one or more of the provisions of this Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

6.6       Amendment and Waiver. Any term of this Agreement may be amended, terminated or waived only with the written consent of the Company, and the Purchaser.

6.7       Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party, upon any breach, default or noncompliance by another party under any or all this Agreement and the other Transaction Documents, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of or in any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character on any party’s part of any breach, default or noncompliance under this Agreement or the other Transaction Documents or any waiver on such party’s part of any provisions or conditions of this Agreement or the other Transaction Documents must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or the other Transaction Documents by law, or otherwise afforded to any party, shall be cumulative and not alternative.

6.8       Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by electronic mail or confirmed facsimile if sent during normal business hours of the recipient, if not so sent, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Company at the address as set forth on the signature page hereof and to the Purchaser at the address of the Purchaser set forth on Exhibit A attached hereto or at such other address or electronic mail address as the Company or the Purchaser may designate by ten (10) days advance written notice to the other parties hereto.

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6.9       Expenses. Each party shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of the Agreement.

6.10       Attorneys’ Fees. In the event that any suit or action is instituted under or in relation to this Agreement, including without limitation to enforce any provision in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

6.11       Titles and Subtitles. The titles of the sections and subsections of the Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

6.12       Counterparts. This Agreement may be executed in any number of counterparts, including those executed by facsimile or electronic mail and/or electronic signature, each of which shall be an original, but all of which together shall constitute one instrument.

6.13       Broker’s Fees. Each party hereto represents and warrants that no agent, broker, investment banker, person or firm acting on behalf of or under the authority of such party hereto is or will be entitled to any broker’s or finder’s fee or any other commission directly or indirectly in connection with the transactions contemplated herein.

[SIGNATURE PAGES FOLLOW]

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In Witness Whereof, the parties hereto have executed this Common Stock Purchase Agreement as of the date set forth in the first paragraph hereof.

COMPANY:

Tenon Medical, Inc.

By:	/s/ Rich Ferrari
Rich Ferrari
Executive Chairman

5/19/2021

[Signature Page – Common Stock Purchase Agreement]

In Witness Whereof, the parties hereto have executed this Common Stock Purchase Agreement as of the date set forth in the first paragraph hereof.

PURCHASER:

SPINESOURCE, INC.

By:	/s/ Tom Mitchell
Tom Mitchell
Chief Executive Officer

5/19/2021

[Signature Page – Common Stock Purchase Agreement]

Exhibit A

Schedule Of Purchaser

Initial Closing on May__, 2021:

Name and Address	Shares

SPINESOURCE, INC.	107,513

Exhibit B

Capitalization table

	Current Cap Table
Stock	Authorized	Shares Outstanding Fully Diluted	% Owned Fully Diluted Basis
STOCK
COMMON STOCK	7,000,000	1,660,000	46.32%
SpineSource - 3%		107,513	3.00001%
PREFERRED STOCK	2,460,802
SERIES A PREFERRED STOCK	1,798,905		0.00%
SERIES B PREFERRED STOCK	661,897	491,212	13.71%
Total Stock :		2,258,725	63.03%
RIGHTS TO ACQUIRE STOCK:
2012 Equity Incentive Plan	1,325,031
Options Outstanding		984,574	27.47%
Options Available		340,457	9.50%

Plan Total :		1,325,031	36.97%
Total Rights:		1,325,031	36.97%
Total Diluted Shares:		3,583,756	100.00%

B-1

Exhibit C

Disclosure Schedule

Section 3.2(b) The Company has convertible notes outstanding as of 5-18-21 totaling $715,889. These notes accrue interest at 8% per annum. All of the convertible notes convert to common stock upon an IPO at discounts ranging from 80% to 70% of the IPO price. These notes would also convert in a qualified private financing to Preferred stock. Some of the notes convert at 70% of the price paid for the capital stock sold in the private financing and other notes convert at

$1.9565 per share. A qualified financing is at least $5,000,000.

The Company has authorized Series A Preferred Stock to be issued upon the conversion of Zühlke Ventures ownership in Tenon Technology AG into ownership of Tenon Medical, Inc. The Company expects this will result in the issuance of approximately 1,798,905 of Preferred Series A stock sometime in 2021. The terms of Series A are pari passu as the Series B.

Series B Preferred investors have entered into the following agreements: The Investor Rights Agreement, Right of First Refusal and Co-Sale Agreement and Voting Agreement which define their rights as holders of Series B Preferred shares.

The Company is currently doing a bridge financing consisting of convertible notes. The board has authorized management to sell up to $10 million of these convertible notes. As of 5- 18-21, the Company has sold $3,655,000 of these convertible notes These notes accrue interest at 8% per annum and upon an IPO will convert to common stock at 70% of the IPO price or upon a private financing of at least $5 million, the notes will convert at 70% of the price paid for the capital stock sold in the private financing.

Section 3.7 The Company owns 56.25% of Tenon Technology AG, a Swiss company.

Section 3.9 As of this date, the Company does not have a Medical Device Manufacturing

License (“Manufacturing License”) issued by the State of California, Department of Public Health — Food and Drug Branch (the “Branch”). If necessary, the Company agrees to file an application for a Manufacturing License with the Branch as soon as possible, but in any event, the Company will use reasonable commercial efforts to obtain a License from the Branch or deliver the Product according to the terms of the Restated Exclusive Sales Representative Agreement.

Section 3.10 The Company is currently making changes to the product which may require FDA filings and approvals before the product can sold in the US.

B-2